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SPECIALTY BEVERAGE AND SUPPLEMENT INC.

1710 Church Street
Holbrook, NY 11741
(631) 750-3195
(631) 750-3088 FAX

DISTRIBUTION AGREEMENT

This AGREEMENT is made and entered into this 15th day of April, 2009 by and between Specialty Beverage and Supplement Inc. (hereinafter called “SBSI” or “Company”) , a Nevada corporation with its principal offices at 1710 Church Street, Holbrook, New York 11741, and Jack Manno & Nick DiMarco, an individuals, and DIMAN Distributors Inc., a New York corp (hereinafter called the “Distributor”) whose principal address is 174 Treadwell Avenue Saint James, NY 11780.

WHEREAS, the Company is or shall be the owner and/or licensee of certain trademarks, trade names, service marks, copyrights, logotypes, and intellectual property, including but not limited to the trademarks “JoJo”, “JoJo Energy”, “JoJo Energy Drink “and “JoJo Energy Supplement” (hereinafter jointly referred to as “Licensed Marks”), and which now or hereinafter shall be designated by SBSI for use in connection with the SBSI business;

WHEREAS, the Company is or shall engage in the business of bottling, canning and/or distributing certain beverages including but not limited to products using the Licensed Marks (all of said products shall hereinafter jointly be referred to as the “Beverages”);

WHEREAS, the Distributor desires to obtain an Agreement to

operate one (1) business specializing in the offer, sale, and distribution of the Beverages solely within the attached geographically described distribution territory (hereinafter referred to as the” Territory”), and subject to the SBSI business system and operating procedures developed by SBSI through research and experience, and intended to promote an orderly and highly efficient distribution system for the Beverages (hereinafter referred to as the SBSI System);

WHEREAS, the Distributor agrees to commence the operation of the “Business”, as defined herein, on the date of execution of this agreement, or upon such further date as herein below provided;

WHEREAS, SBSI desires to grant to the Distributor an exclusive sales territory upon the terms and conditions included herein.

NOW THEREFORE, IT IS AGREED:

1.00 GRANT OF SALES LICENSE

1.01 Conditions for the Company’s Signing Route Distribution Agreements

A. Distributor acknowledges and is aware that there are a number of other prospective distributors seeking to enter into Distribution Agreements with SBSI on or before June 1, 2009, and the Distributor agrees to pay the required Initial Fee of FIFTY THOUSAND HUNDRED ($50,000.00) DOLLARS on or before the “Scheduled Closing Date” of June 1, 2009, then this Agreement shall be without force or effect, and all Initial fees paid hereunder by the Distributor shall be returned without charge. SBSI may, in its sole discretion, extend the Scheduled Closing Date for a period of not more than sixty (60) days (hereinafter referred to as the “Extended Closing Date”) upon notice to any prospective distributor who has signed the Distribution Agreement, and has paid the Initial Fee as required herein.

B. Within forty-eight (48) hours from the receipt of the Distributor executed Distribution Agreement and check by SBSI, the Company will countersign this Agreement, and this Agreement will take effect upon the execution hereof by SBSI.

C. The Distributor hereby knowingly waives any and all claims or causes of action of any kind, whether under state law, federal law, state or federal law, state or federal securities law, contract law, common law, or other law against SBSI, its directors, officers, employees, agent, shareholders, and representatives arising from or related to the Company’s non-execution of this Agreement in the event that SBSI does not timely enter into the Distribution Agreement

D.                  The Distributor understands and agrees that SBSI is entitled to offer this Agreement with the Territory annexed hereto at Exhibit A, and other supporting documents relating thereto to several prospective distributors. By so doing, the Company does not agree that it shall enter into a Distribution Agreement with any particular distributor, but agrees nonetheless that it will only enter into one Distribution Agreement for the Territory described in Exhibit A. SBSI shall, in its sole and exclusive discretion, be entitled to decide that a distributor is the most qualified prospective distributor, Upon such execution by SBSI, the Distributor waives the right to assert any and all legal claims against the Company relating to this Agreement, any other documents or representations relating thereto, and for any other reason relating to the decision by SBSI not to execute an Agreement with the Distributor relating to SBSI Beverages distribution.

1.02 License Provisions

A. Providing that all of the conditions set forth in Section 1.01 above shall have been fulfilled as provided therein, then by executing this Agreement SBSI hereby grants to the Distributor, and the Distributor hereby accepts, the right to act as the exclusive sales agent for the delivery of the Beverages in the Territory specified in Exhibit A, subject to and in accordance with the Company practices and procedures which may from time to time be amended, changed or modified by SBSI. The Company practices and procedures, as issued from time to time by the Company, shall identify the types of stores and accounts to be serviced by the Distributor. It is understood that these stores shall primarily be retail stores purchasing the Beverages for resale to ultimate customer/consumers. The terms of such amendments, changes, or modifications, and ancillary documents relating thereto shall become incorporated in this Agreement.

1. In the event that an account refuses to take delivery from the Distributor, i.e. a structured chain store requires delivery to a central warehouse location, SBSI will exercise its best efforts to assist the Distributor in convincing the customer to accept store-door delivery. In the event that the customer refuses such delivery, the Company will not be deemed to be in violation of this Agreement, shall not be liable to the Distributor, and the customer’s actions shall not create a cause of action with respect to the Distributor.

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2. The Distributor agrees that this license to distribute SBSI Beverages entitles the Distributor to supply the customers within the Territory with quantities of the Beverages reasonably related to the sales requirements of each customer. As part of that license, the Distributor agrees that it will not to oversupply the customers, because to do so could result in transshipments of Beverages from one Distributor territory to another. In furtherance thereof, the Distributor shall not offer, sell, or distribute Beverages to any customer or account outside the Territory, deliver to a customer’s truck within the Territory, or to an account or warehouse within the Territory wherein there is a reasonable basis for the Distributor to be aware that the Beverages will be shipped for delivery to a location outside of the Territory. The Distributor recognizes that while such transshipments may injure another Distributor, SBSI shall not be responsible for distributor transshipment from one distributor territory to another in violation of the distribution agreement. The Company shall not cooperate with or encourage any other party to sell Beverages within the Distributor’s Territory. In the event that an account requires delivery to a warehouse within the Distributor’s Territory, the Distributor shall discuss the customer’s request with SBSI, and on a case-by-case determination, SBSI will determine how to handle the impact upon the overall distribution system.

B. The Distributor is an independent contractor and shall not join in a slowdown or cease distributing the Company’s Beverages, or directly or indirectly aid or assist in any such action.

2.00 DISTRIBUTION STANDARDS

2.01 Full Distribution

The individual distributor identified in this Agreement shall secure full distribution of the Beverages in the Territory and shall at all times diligently promote, sell and distribute the Beverages individually or by directly supervising the Distributor’s employees in the performance thereof in the Territory.

2.02 Distributor Service Frequency

The Distributor shall actively solicit the sale of the Beverages to every appropriate potential customer, and all customers shall be serviced at least once a week unless such customer requests less frequent service, and said request is verified by SBSI.

2.03 Distributor Employee and Delivery Vehicle Usage

The Distributor’s obligation is to meet and increase the demand for the Beverages throughout the Territory, and to secure full distribution to all customers and potential customers within the Territory. In accordance therewith, the distributor must keep the customers fully supplied with the Beverages based upon the service schedule reasonably established by the Distributor. In order to properly secure the aforementioned full distribution, the Distributor will: employ and train qualified personnel; utilize such personnel on delivery vehicles secured by the Distributor and approved by SBSI; insure that at all times the distributorship has sufficient vehicles and employees available to service the Territory, and if reasonably requested by the Company, increase the available delivery vehicles and employees to better service the Territory; and fully cooperate with territorial advertising, sales promotions, and campaigns for the Territory.

2.04. Service Frequency/Review

A. The Distributor account service and delivery vehicle operation are to be at least five days a week, or less frequently if SBSI and the Distributor agree that due to the unique circumstances relating to the Territory, less frequent service is required. The Company waives strict compliance with these provisions for any holiday week, provided that the Distributor makes reasonable good faith efforts to supply all Territory customers.

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B. The Company shall at least annually conduct a Distributor performance review to determine whether the Distributor is making a good faith effort to comply with this Agreement, and to secure full distribution. The Company will thereafter inform the Distributor about the result of the review, and as required, will thereafter discuss ways in which the Distributor can improve its performance.

2.05            Distributor Use of Trademarks, Etc.

The Distributor will use the SBSI trademarks, service marks, intellectual property, symbols, slogans, and advertising material (hereinafter referred to as the “Materials”) only upon such terms and conditions as SBSI may from time to time prescribe. In the event that this Agreement is terminated for any reason whatsoever, the Distributor shall forthwith discontinue the use of the Materials, and shall forthwith return to SBSI all Materials in the possession of the Distributor on which any such Materials appear. It is understood that if the Distributor paid SBSI for such Material, SBSI shall have the right to purchase the same from the Distributor for the receipted cost price paid by the Distributor.

2.06    Uniforms

It is important for the Distributor to assist SBSI in promoting and increasing recognition of the Service Marks and Materials. In accordance therewith, the Distributor agrees that whenever any sales representative employed by the Distributor is contacting customers or delivering Beverages, said employees will wear Distributor furnished uniforms approved by the Company. Notwithstanding the provisions hereof, SBSI may in its sole discretion from time to time supply uniforms, or clothing to the Distributor for use by its employees, or for distribution to customers.

2.07 Other Products

By complying with the Company’s service and payment standards under this Agreement, the Distributor shall be entitled to bottle, sell or distribute products beyond an area five (5) miles distant from the Territory, as long as such products: are not competing products; do not utilize names substantially similar to any of the Licensed Marks; and the Distributor does not use delivery vehicles identified by Licensed Marks. The term “competing products” is intended to include any product which a store or ultimate consumer might confuse with the Beverages, or which might be sold in place of Company Beverages within the Territory or the other distributor territories. The term competing products may also change from time to time in the event that SBSI alters the product line offered to the Distributor. In the event that a Distributor wishes to handle a product other than one supplied by the Company, the Distributor will discuss the product with the Company in an attempt to reach agreement as to whether the product is a competing product. While selling or distributing such other products, and absent the express written and discretionary approval of the Company, the Distributor will not use delivery vehicles, uniforms, or Licensed Marks which include Company references or identifications. If the parties cannot reach an agreement, the dispute will be submitted to arbitration as provided in Agreement paragraph 12.00 entitled “Settlement of Disputes”.

3.0       DELIVERY VEHICLES

The Distributor shall at all times furnish and operate sufficient delivery vehicles to adequately supply the Territory with the Beverages sufficient to secure full distribution as set forth in 2.03 above. All such vehicles used by the Distributor for distribution within the Territory shall be painted and inscribed in accordance with SBSI painting, decal, and size requirements. As an independent contractor responsible for marketing the Service Marks, and because the Distributor and the Company desire the consumers to identify the Beverages as being safe and wholesome products, the Distributor recognizes that by maintaining a clean and attractive delivery vehicle, it promotes the product and assists in increasing sales. The Company shall pay for delivery vehicle painting in accordance with the corporate Licensed Marks, but in the event of any accidents or damage to the delivery vehicles, the Distributor will be responsible for re-painting the vehicle(s) with the Licensed Marks in accordance with Company standards. In the event that the Distributor is terminated or sells the Territory or delivery vehicle, and except if said vehicle is said to another Distributor for use upon another territory, the Distributor shall satisfy SBSI that the Distributor has removed all Licensed Marks and SBSI identification from said vehicle(s).

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4.00 SALES RECORDS

4.01 Computerized Sales System Purposes

The Company has obtained a computerized order processing and bookkeeping system for Distributor and customer accounts (hereinafter referred to as the “Computerized Billing System”). Some of the purposes of the Computerized Billing System are to: better process orders, improve billing, track inventory, expedite the information transfer from the Distributor to the Company, reduce clerical time and improve accuracy reviewing Distributor sales submissions, and to better project future sales.

4.02 Distributor Hardware/Software Acquisition

The Distributor has obtained at its own cost and expense the computerized hand held and truck mounted sales ticketing printer/software (hereinafter referred to as “Distributor Software”) approved by the Company for interfacing with the Computerized Billing System. The Distributor agrees to utilize the Distributor Software in accordance with SBSI policies and procedures.

4.03 Distributor System Updating

The Distributor shall update and upgrade the Computerized Billing System to continue to be able to communicate with the SBSI billing hardware and software program.

4.04 Daily Sales Input

On a daily basis the Distributor will input all sales information into the SBSI billing and hardware software program.

4.05 Computerized Billing Tampering

Any tampering with the Computerized Billing System will be treated as an immediate basis for Distributorship termination.

4.06 Computerized Billing Intellectual Property

The software which SBSI supplies to the Distributor as part of the Computerized Billing System shall at all times remain the exclusive intellectual property of the Company. The Distributor shall be entitled to use the software until the termination or expiration of this Agreement. Upon such Agreement termination or expiration, the Distributor agrees to purge the Company’s software from the Distributor Software. In addition thereto, the Distributor will return to the Company any manuals, drives, or other intellectual property supplied to the Distributor by SBSI for use with the Computerized Billing System.

5.00 PRODUCT PRICING, SUPPLY AND PACKAGING

5.01 Distributor Compensation

A. Except as provided below at paragraph 5.02, the Company shall provide the distributor with sufficient Beverage quantities to supply the accounts in accordance with paragraph 2.00 et. seq. of this Agreement. The Distributor shall deliver the Beverages to accounts at the prices stipulated in the Schedule of Prices set forth in Exhibit B, as from time to time amended, and the effective date of such new price(s) shall be at least one (1) day after the date such notice is transmitted to the Distributor.

B. Unless otherwise agreed by the Company, the Distributor shall pay the Company not later than 4 p.m. on each Friday for all Beverages purchased by the Distributor from the Company during the preceding business week. In the event that due to a holiday the business week ends on a Thursday, the Distributor product payment will be paid by 4 p.m. on Thursday. As compensation for all deliveries made in accordance with this Agreement, the Distributor will receive the commissions specified in, or computed in accordance with Exhibit B. The Distributor shall remit for all merchandise and Beverages received from SBSI and pay by Distributor’s check dated as of the date of payment, cash (to the extent permitted by the Company), or Company pre-approved credits equal to the Company’s stipulated prices appearing upon the Company’s Schedule of Prices.

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C. Beverage payments shall not be refundable, except that the Company may credit the Distributor for unsold Beverages returned by the Distributor to the Company unless the Company, in its sole and exclusive discretion, determines that: the quantity of Beverages returned is excessive when compared with the quantity of Beverages purchased by the Distributor; the Beverages have been tampered with or, the Beverages are stamped with an out-of-date code.

5.02 Promotional Sales Compensation

In the event that SBSI creates a special promotion including free Beverages to be delivered by Distributor to an account, the Company agrees to credit the Distributor with an amount equivalent to the Distributor’s standard commission, and said credit shall be applied against the balance due SBSI from the Distributor.

5.03. Product Allocation

If the Company is unable to supply sufficient quantities for the distributors to supply the respective customers for reasons including but not limited to: governmental regulation, strike, fire or other natural catastrophe, lack of materials, or other reason other than the Company’s willful fault, the Company shall equitably allocate the available Beverages among the respective distributors.

5.04 Product/Package Changes

SBSI reserves the right to modify the size and/or types of containers used in packaging the Beverages, the Beverages supplied, and the manner of packaging the Beverages. These changes may include by are not limited to different size containers, different packaging materials, or changes in the number of containers within a package. In the event or any such modification, the Company and the Distributor will seek to agree upon the commission due the Distributor. Upon the refusal or failure to enter into a commission modification agreement, the dispute will be submitted to arbitration as provided in Agreement paragraph 12.00 entitled “Settlement of Disputes”.

5.05 Company Warehousing

A. The Company will operate one (1) or more warehouses as Beverage storage and distribution centers (hereinafter referred to as the “Warehouse” or the “Warehouses”). Each Warehouse will serve the number of Company distributors as the Company, in its sole and exclusive discretion, shall determine. The Company shall provide garaging or parking space for the Distributor’s delivery vehicles at a designated Warehouse, and the Company, in its sole and exclusive discretion, shall from time to time be entitled to re-assign the Distributor’s delivery vehicles to a different Warehouse.

B. The Distributor shall park its delivery vehicles in the garage or parking spaces provided by the Company. The Distributor shall be entitled to request Company approval to utilize parking and warehousing facilities other than those provided by the Company hereunder, and the Company shall be entitled to determine whether such alternate parking and warehousing facilities are, in the Company’s reasonable judgment, adequate and clean.

5.06 Equipment and Supplies

The Company may from time to time furnish the Distributor with standards and specification for equipment, supplies or other materials used in connection with the Business. The Company may modify the standards and/or specifications in writing from time to time in its sole and exclusive discretion, and the distributor shall comply with all such standards and specifications. In not event during the first five (5) years following the execution of this Agreement shall the Distributor be required to spend more than a total of One Thousand ($1,000.00) Dollars to conform to such standards and specifications in any one (1) year (excluding delivery vehicle purchases which shall be governed by the provisions of Agreement paragraphs 2.03 and 3.00).

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5.07 Display/Marketing/Vending Equipment

In order to increase Beverage sales, the Company has developed plans and programs for the placement of collateral items. The Distributor shall exercise its best efforts to cooperate with said plans and programs to expand the use of Company: display equipment, marketeers and cold drink refrigerators, and vending machines (hereinafter referred to as “The Equipment”) to further develop the Distributor’s Beverage distribution. Nothing herein shall prevent the Company from placing The Equipment at Distributor accounts and other outlets in the Territory. In accordance with the Company plans and programs, the Distributor agrees to lease or purchase The Equipment from the Company, or through Company approved sources.

6.00 TRANSFERS

6.01 Transfer Notification

During the term of this Agreement the Distributor may sell, assign, or transfer all or part of the territorial rights to distribute the Beverages pursuant to this Agreement to a third party upon the written consent of the Company (hereinafter known as the “Replacement Distributor”). The Distributor may also agree to release its right to distribute the Beverages under this Agreement to the Replacement Distributor in consideration for the Replacement Distributor agreeing to assume performance of the Agreement for the balance of the term then remaining. The Distributor may not make such transfer without the written approval of SBSI, nor may the Distributor transfer all or a portion of the stock or ownership in the Distributor without such approval. The Company shall notify the Distributor of its decision not more than thirty (30) days following the receipt from the Distributor of SBSI’s completed transfer application form, and provided that the requested information and references are made accessible to the Company.

6.02 Approval Process and Closing Procedure

As part of the approval process, the Company shall be entitled to exercise its discretionary judgment in evaluating the proposed distributor, and may require that:

A. The Distributor shall furnish on a Company application form signed by the Distributor and the proposed individual distributor information setting forth: the financial terms of the proposed sale, and references to assist the Company in assessing the proposed distributor’s qualifications, character, experience, business judgment, financial resources, adequacy of equipment, and safe driving record/experience necessary to take the place of the Distributor.

B. The Company shall have the right of first refusal with respect to any such proposed sale or transfer. As used herein, the term “right of first refusal” shall mean that during the term of this Agreement, or any extension thereof, when the Distributor receives a bona fide offer to purchase all or a portion of the Territory (hereinafter referred to as the “Demised Territory”), which offer is acceptable to the Distributor, the Distributor agrees that the Company shall have and is hereby granted an option to purchase the Demised Territory upon the same terms and provisions. The Distributor agrees immediately after receipt of such offer to give the Company notice in writing of the terms and provisions thereof, and that the Company may exercise its option to purchase said Demised Territory at any time within twenty (20) days after such notice is received by Company. If the Company shall elect to exercise such option it shall do so by providing a “Notice of Acceptance” in writing to the Distributor within such twenty (20) day period, and closing shall take place not more than thirty (30) days after the service of the Notice of Acceptance.

C. While it is understood that the proposed individual distributor will be forming a New York corporation or a New York Limited Liability Company to operate the distributorship, the Company expects that a primary individual will be the general manager of the distributorship responsible for the daily supervision, payment, meeting attendance, and who will be the person responding to the Company when issues arise relating to the operation of the Distributor. This general manager is the person who must individually comply with the Company’s approval process.

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1. No transfer shall be effective without the written Company approval, which shall not be unreasonably withheld.

2. The approval and the agreement to be executed is personal on the part of the general manager, and except as otherwise hereinafter provided, may not be assigned or delegated in whole or in part to any other person.

D. The general manager of the proposed distributor shall attend the training sessions required by the Company. There shall be no charge for such training program, but shall pay any transportation, meal, or other related costs incurred as a result of such training.

E. As of the date of the transfer, the Distributor shall have complied with this Agreement, including but not limited to having made all payments due the Company.

F. Following the Company’s approval of the prospective distributor, the Company, the Distributor, and the prospective distributor will agree upon a closing date at SBSI’s offices not more than three (3) weeks following the issuance of the approval letter. At the closing the proposed distributor will present:

1. A valid New York filing receipt for the proposed distributor’s corporation or New York Limited Liability Company formed to operate the distributorship.

2. Proof of insurance through the suggested ALLSTATE route driver coverage naming the Company as an additional insured, or through such other coverage presented prior to closing and deemed to be acceptable by SBSI.

3. Valid CDL licenses for all of the proposed distributor’s driver employees, if such license is required for the Distributor’s employees to drive the delivery vehicles to be used by the Distributor.

4.                               Share certificate number “1” endorsed as follows:

“The shares represented by this certificate may only be sold,

conveyed, or assigned subject to the terms and conditions of the Distribution Agreement between [Distributor] and Specialty Beverage and Supplement Inc. dated [date of Agreement execution].

5. Payment for any search and closing fees reasonably incurred by the Company.

G. At closing the Company shall issue to the Replacement Distributor a new Agreement in the form then generally in use by the Company, and for the balance of the term then remaining upon this Agreement.

H. Upon the termination of this Agreement, the mutual rights and obligations of the parties hereto shall cease and terminate, and the Company shall be under to obligation to the Distributor, and the Distributor shall have no right or interest to the Territory, except as otherwise provide herein. There shall be mutually executed Blumberg general form releases executed at closing.

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6.03 Transfer Upon Death of Incapacity

Upon the death or permanent incapacity of the individual whose name appears upon page one of this Agreement, the Distributor’s right to manage the Distributor shall pass to an individual duly designated by the decedent’s estate executor or administrator, or the incapacitated individual’s guardian or trustee (hereinafter jointly referred to as the “Estate”). The Estate shall provide a competent and qualified individual who is acceptable to the Company to serve as the Business Manager on a full time basis, and such individual hall assume the full time performance of the duties hereunder within one (1) month following the decedent’s death or permanent incapacity. If the Estate fails to designate such a Business Manager within the one (1) month period, the Company may terminate the Distribution Agreement. If the Estate fails to designate the Business Manager within said period, but nonetheless requests additional time from the Company, upon the estate’s written representation that it intends to sell the Distributorship Territory, the Company may extend the termination by up to ninety (90) days upon satisfactory evidence presented by the Estate that it is: actively seeking to sell the distributorship; is continuing to operate the Business in compliance with the Agreement; and making timely payments. If the Estate fails to comply with said conditions, the Company shall be entitled to accelerate the termination upon notice to the Estate by personal delivery to the executor, administrator, guardian or trustee, or by certified mail, return receipt request to the Estate. Such notice shall be effective upon the receipt of said notice, or five (5) days after the first attempt to deliver such notice, whichever shall first occur.

7.00 INDEPENDENT CONTRACTOR RELATIONSHIP

7.01 Distributor as an Independent Contractor

The Distributor shall at all times be an independent contractor. No employee of the Distributor shall be, shall be represented to be, or shall appear to be an employee of the Company. Nothing in this Agreement shall be construed to create a partnership, joint venture, or agency between the Distributor and SBSI.

7.02 Independent Contractor Responsibilities

A. Distributor shall not have any power to obligate the Company for any expenses, liabilities, warranties, guarantees, or other obligations except as otherwise expressly set forth in this Agreement.

B. No Distributor or Distributor employee may directly, indirectly, apparently, or impliedly give the impression that such entity or person is employed by the Company. The Distributor shall be solely responsible for all Distributor and Distributor employee charges, levies and claims by any city, state or federal agency and relating to: insurance, taxes, payroll taxes, withholdings, federal or state payroll contributions, worker’s compensation, or the actions of any Distributor employee.

C. The Company shall not: have the real or apparent authority to hire or fire the Distributor’s employees; be a signatory upon any Distributor bank account; have access to or control any Distributor funds except as herein expressly provided; or otherwise exercise dominion or control over the Distributor or Distributor’s Business except as herein expressly provided.

D.                  Notwithstanding the provisions in Agreement paragraph 3.01 pertaining to the painting of the Distributor’s delivery vehicles, the Distributor’s delivery vehicles, and any business cards, stationery, and promotional materials utilized by the Distributor shall identify the Distributor as “An Independent Contractor distributing SBSI Products”. In all dealings with the Distributor’s customers, contractors, suppliers, public officials, the Distributor and its employees will identify the Distributor as an Independent Contractor. The Company may from time to time specify how, where, and when the Distributor shall indicate that the Distributor is an independent contractor.

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8.00 DEFAULT AND TERMINATION

8.01 Termination Without Notice

The Distributor shall be in default, and all rights granted in this

Agreement shall immediately and automatically terminate and revert to the Company without notice to the Distributor if:

1. The Distributor is adjudicated bankrupt or insolvent, or an order is entered approving a petition filed by any of the creditors of the Distributor or by any of the Distributor’s shareholders seeking its reorganization or readjustment of its indebtedness under federal bankruptcy laws, or the laws or statutes of any federal or state government or agency;

2. A bankruptcy petition or similar action pertaining to Distributor’s insolvency is filed against the distributor, and is not dismissed within thirty (30) days from the filing thereof;

3.       Pursuant to or under the authority of any legislative act, resolution,

rule, order, or the decree of any court, governmental board, agency, officer, a receiver or trustee or liquidator takes possession or control of all or substantially all of the Distributor’s assets or property, and such possession or control continues in effect for not less than fifteen (15) days;

4.       The Distributor is dissolved; or

5.       The Distributor dilutes or otherwise adulterates the Beverages.

8.02            Termination Upon Notice Without the Right to Cure

The Distributor shall have materially breached this Agreement and the

Company may immediately terminate this Agreement without allowing the Distributor an opportunity to cure the breach, and said termination will be effective upon the earlier of: Distributor’s receipt of written notice of termination, Distributor acknowledges having received notice of termination in writing, or, three (3) business days after the mailing of such notice by certified mail, return receipt requested. The Company shall be entitled to provide such notice of immediate termination without the right to cure if the Distributor or the individual hereinabove identified on page one of this Agreement:

A. Is convicted of a felony involving fraud, a crime involving moral turpitude, or any other crime or offense which SBSI reasonably believes will adversely reflect upon the Company, the Beverages, the Licensed Marks, or the goodwill of the Company or SBSI system of distribution.

B. Creates a public nuisance or threatens public health or safety by continuing to distribute the Beverages pursuant to this Agreement.

C. Continues selling, distributing, or delivering the Beverages after the Company notifies the Distributor that the Beverages have been recalled by the Company, by governmental agency, by rule of law or administrative action.

8.03            Termination with the Right to Cure

A. Except as provided in Agreement paragraphs 8.01 and 8.02, the Distributor shall have fifteen (15) calendar days after receipt of a written notice of termination to cure any default hereunder (hereinafter referred to as the Cure Period”). If the Distributor does not remedy the default within the Cure Period, or the further period required by law or allowed by the Company in its sole and exclusive discretion (hereinafter jointly referred to as “Additional Cure Period”), this Agreement shall immediately terminate upon, as appropriate, the expiration of the Cure Period or the Additional Cure Period.

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B. The Distributor shall be in default for any failure to substantially comply with this Agreement, and as may periodically be supplemented by the Company’s rules or regulations, or where the Distributor fails to perform the terms of this Agreement or the amendments thereto if the Distributor and the individual: identified on page one of this Agreement

1. Except as otherwise provided in this Agreement, fails to devote full time and best efforts to the performance of the duties hereunder, and as is necessary for the proper and effective operation of the Business.

2. Fails to make any timely payment(s) when due the Company, and in the event of such failure, and the Company shall be additionally entitled to suspend all services to the Distributor, including but not limited to supplying Beverages, promotional and warehousing services, until the Distributor is in compliance.

3. Does not indemnify the Company as required by this Agreement.

4. Does not purchase or maintain insurance required by this Agreement.

5. Refuses to allow SBSI personnel to inspect the Business or provide access to Distributor’s delivery vehicles.

C. A notice of termination pursuant to this Agreement paragraph 8.03 shall be delivered in accordance with the Notice provisions set forth in paragraph 9.00 of this Agreement, and all notices shall be deemed to have been received by the Distributor upon delivery, or upon the first attempted delivery of such notice to the Distributor at the address specified in Agreement paragraph 9.00.

8.04 Extension of Termination Date

When the Company gives the Distributor a termination notice pursuant to Agreement section 8.03 above, and the Distributor fails to timely cure the default, then except as otherwise provided in this Agreement, upon the Distributor’s request based upon the Distributor’s good faith efforts to sell the Business, the Company may extend the effective termination date in thirty (30 day increments not to exceed ninety (90) days. During such extension period(s) the Distributor must exercise its best efforts to sell the Business subject to the terms of this Agreement while continuing to comply with the terms of this Agreement (hereinafter jointly referred to as “Extension Term”). If the distributor fails to comply with the Extension Terms, then the Company shall be entitled to immediately terminate the extension period effective when received by the Distributor upon delivery, or upon the first attempted delivery of such notice to the Distributor at the address specified in Agreement paragraph 9.00.

8.04            Rights Upon Termination

A. Upon termination or expiration of this Agreement, the Distributor shall immediately discontinue using all Licensed Marks, and shall return to the Company all advertising signs, novelties, equipment, and any other items in the possession of the Distributor which are designated with a Licensed Mark. If the Distributor has paid for such items, the Company shall repurchase the items unless such items are unsaleable due to age, neglect, or damage.

B. The expiration or termination of this Agreement shall be without prejudice to the rights of the Company against the Distributor, and such expiration or termination shall not relieve the Distributor of any obligations to the Company existing at the time of expiration or termination.

8.05            Covenant Not to Compete

Distributor agrees that for a period of one (1) year immediately following the expiration or termination of this Agreement, the Distributor will not directly or indirectly engage in a business which offers, sells or distributes any beverages to the customers within the Territory, and as further provided in Agreement paragraph 2.07.

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9.00 NOTICES

Except as otherwise provided in this Agreement, any notice required or permitted to be given hereunder shall be in writing, and shall be: delivered to the other party personally or by certified mail, return receipt requested postage prepaid. The notice shall be effective as follows: if delivered personally, then upon receipt; if sent by certified mail, then upon the date that delivery is documented to have been first attempted. Notice to the Distributor shall be addressed to the location appearing at page one of this Agreement, or at such other address as the Distributor shall give written notice to the Company. Notices to the Company shall be provided to:

Specialty Beverage and Supplement Inc.

Attention: Peter Scalise III

1710 Church Street

Holbrook, New York 11741

With a copy to:

Allan M. Stern, Esq.

P.O. Box 823

Glenwood Landing, New York 11547

10.00 MISCELLANEOUS

10.01         Construction and Interpretation

A. This Agreement is to be construed in accordance with the laws of the State of New York without recourse to New York choice of law or conflicts of law principals. If any provision of this Agreement is not enforceable under the laws of New York, and the address of the Distributor or the territory is located outside of New York, and such provision would be enforceable under the laws of the state of the Distributor’s address or territory, then such provision shall be interpreted and construed under the laws of that state.

B. The titles and subtitles of the various articles and sections of this Agreement are inserted for convenience, and shall not be deemed to affect the meaning or construction of any of the terms, conditions, provisions or covenants of this Agreement.

C. It is agreed that if any provision of this Agreement is capable of two constructions, one of which would render the provision void, and the other which would render the provision valid, then the provision shall have the meaning which renders it valid.

D. The terms of this Agreement shall not be construed against the drafting party.

E. The parties agree to execute such other documents and perform such further acts as many be necessary or desirable to carry out the purposes of this Agreement.

F. Any provision of this Agreement which imposes an obligation following the termination or expiration of the Agreement shall continue to be binding upon the parties, their heirs, successors and assigns.

10.02 The Bottle Law

Pursuant to the so-called New York Returnable Beverage Container Act (hereinafter referred to as the “Deposit Law”), all returnable containers, shells and pallets subject to Deposit Law shall: be collected from customer accounts, remain the property of the Company, and be delivered back to the Company. The Distributor shall at all times diligently cooperate with the Company to bring about the prompt collection of all empty returnable containers and cases sold by the Company subject to the provisions of the Deposit Law. The Distributor will return such materials promptly, and will pre-sort such items according to size and type of container. The Distributor is responsible for the pick up of properly segregated containers which have been returned to the customer accounts that are not part of a third party container pick up agreement for deposit under the Deposit Law by a “Redeemer”, as defined in said Act.

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10.03 Company Beverage Discontinuance

The Distributor agrees and acknowledges that if the Company discontinues the sale and distribution of any of the Beverages in the County in which the Territory is located, and not withstanding the other provisions of this Agreement, the Distributor’s right to distribute such product(s) shall immediately cease and be deemed terminated, release and extinguished without liability of either party to the other. This provision shall not apply in the event that the Company sells, assigns, or otherwise voluntarily conveys the rights to sell or distribute any of the Beverages to a Purchasing Company, as further set forth in the Rider annexed hereto.

10.04 Indemnification

A. Distributor

1. The Distributor agrees to defend at its own cost, and to indemnify and hold harmless the Company, the corporate parent, corporate subsidiaries, affiliates, successors, assigns, its directors, offices, employee, agents, and representatives from all losses and expenses (including attorneys’ and expert fees) incurred in connection with any action, suit proceeding, claim, demand, investigation, inquiry, or settlement thereof which arises out of, relates to, or is based upon ay acts, errors or omissions of the distributor or its agents, servants, employees, contractors, partners, proprietors, affiliates, or representatives, including but not limited to the use or operation of any vehicle or equipment, sale of beverages, or use of Licensed Marks (hereinafter referred to as “Distributor Litigation”).

2. The Distributor agrees to give the Company notice of any Distributor Litigation. At the Distributor’s expense, the Company may elect to assume the defense and /or settlement of any such Distributor Litigation with respect to the interests of the Company, provided that the Company will keep the Distributor informed of any proposed settlement(s). Such an undertaking by the Company shall not diminish the Distributor’s obligation to indemnify and hold harmless the Company.

B. Company

1. The Company agrees to defend at its own cost, and to indemnify and hold harmless the Distributor, the corporate parent, corporate subsidiaries, affiliates, successors, assigns, its directors, offices, employee, agents, and representatives (from all losses and expenses (including attorneys’ and expert fees) incurred in connection with any action, suit proceeding, claim, demand, investigation, inquiry, or settlement thereof which arises out of, relates to, or is based upon ay acts, errors or omissions of the distributor or its agents, servants, employees, contractors, partners, proprietors, affiliates, or representatives, including but not limited to the use or operation of any vehicle or equipment, sale of beverages, or use of Licensed Marks (hereinafter referred to as “Company Litigation”).

2. The Company agrees to give the Distributor notice of any Company Litigation. At the Company’s expense, the Distributor may elect to assume the defense and /or settlement of any such Distributor Litigation with respect to the interests of the Distributor, provided that the Distributor will keep the Company informed of any proposed settlement(s). Such an undertaking by the Distributor shall not diminish the Company’s obligation to indemnify and hold harmless the Distributor.

11.00 TERM OF AGREEMENT

This Agreement shall terminate five (5) years from the date of execution by the parties, and unless sooner terminated pursuant to the provisions hereof, the Agreement shall be automatically extended for an additional five (5) year the Distributor recognizes that by maintaining a clean and attractive delivery vehicle, it promotes the product and assists in increasing sales.period commencing at the completion of the initial five (5) year period.

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12.00 SETTLEMENT OF DISPUTES

Any and all disputes between the parties hereto arising out of, under and/or by virtue of this Agreement, and/or concerning the interpretation or application of the provisions of this Agreement, except for the disputes arising under Agreement paragraphs 8.01 and 8.02, shall be determined in arbitration before the office of the American Arbitration Association located in Suffolk County, New York. The resulting award shall be rendered in accordance with the civil laws and rules then in effect, and judgment upon the award may be entered in any court having jurisdiction thereof.

13.00 ACKNOWLEDGMENTS

The Distributor represents, warrants and acknowledges that:

A.                  Except as provided in this Agreement or as provided pursuant to law, no representation or statement has been made by the Company or by any SBSI agent or representative, or relied upon by the Distributor concerning the Territory, the Company, or any other distributor concerning past or future income, expenses, sales, profits, profitability, or distributorship potential

B. The general manager and Distributor have independently investigated, analyzed, and evaluated the business being offered by this Agreement, and have had the opportunity to review the Business and the related documents with legal counsel, accountants, or other advisors. The Distributor and the general manager are satisfied that it is in the best interests of the Distributor and the general manager to enter into this Agreement.

Dated:

DIMAN DISTRIBUTORS INC.

Witness/Date		Corporate

JACK MANNO

Distributor—Individual

NICK DIMARCO

Distributor-Individual

SPECIALTY BEVERAGE AND SUPPLEMENT INC.

/s/ Peter Scalise
	By:	Peter Scalise Office: CEO

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EXHIBIT A

TERRITORY

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EXHIBIT B

PRODUCTS, PRICING AND COMMISSIONS

The Beverage supplied by the Company to the Distributor pursuant to this Agreement shall be:

The Beverages shall be added to or modified in accordance with Agreement paragraph 5.04.

The Schedule of Prices and Commissions shall be as follows:

For all products sold via store-door delivery to retail accounts the Distributor Commission shall be as follows:

1. House Accounts shall be any accounts obtained by the Company and serviced by the Distributor. For all House Accounts, the Distributor Commission shall be 9% of the suggested per case wholesale price to the House Account customers.

2. The Distributor commissions for all accounts obtained by the Distributor shall be 12% of the suggested per case wholesale price to the non-House Account customer

The Distributor Commissions for all other accounts shall be subject to notice hereinafter provided by the Company

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DISTRIBUTION AGREEMENT RIDER

1. The Company has no present intent to sell the distribution system or ownership interest in the Licensed Beverages to any other entity (hereinafter referred to as the “Purchasing Company”). It is agreed nonetheless that in the event that the Company sells, conveys, or assigns the distribution system or Licensed Beverages, and the Purchasing Company does not retain the Distributor to distribute the Beverages pursuant to terms substantially similar to the Agreement, then the Distributor shall be entitled to receive a termination payment determined as follows:

A. The distributors as a group shall be paid TWO AND ONE HALF (2.5%) PERCENT (hereinafter referred to as the “Distributors’ Share”) of the price paid for the distribution rights in the New York City metropolitan area. As used herein, the New York City metropolitan area shall include Nassau County, Suffolk County, the boroughs of the City of New York, and Westchester County. The Company contemplates expanding the distributor distribution system beyond the New York City metropolitan area, and so the Distributor expressly understands and acknowledges that the Distributors’ Share shall only relate to distribution rights for the New York City metropolitan area.

B. The Distributors’ Share shall be divided between the Distributors in good standing on the date of sale, and will be allocated between the eligible distributors based upon each distributor’s proportionate share of the distributors’ combined sales in the New York metropolitan area for the twelve (12) month period immediately prior to the sale, conveyance, or assignment. For example, if the New York City metropolitan area distributors jointly sold ten million (10,000,000) cases of Beverages pursuant to the Agreement during said period, and an individual distributor sold one hundred thousand (100,000) cases, that distributor would be entitled to receive one percent (100,000/10,000,000) of the Distributors’ Share. The Distributor’s portion of the Distributors’ Share shall be paid on or before the closing anniversary date plus thirty (30) days.

C. Notwithstanding the foregoing provisions of Rider paragraph 1, if the Distributor or its general manager becomes an employee of the Purchasing Company, or enters into a distribution agreement with the Purchasing Company on or before the first anniversary of the date of closing, then:

1. The Distributor will not be entitled to receive or retain a portion of the Distributors’ Share;

2. The Distributor’s proportionate share of the Distributors’ Share will be deducted from the total Distributors’ Share payment, and will be retained by the Company;

3. Any portion of the Distributors’ Share received by the Distributor shall be returned to the Company;

4. If the Distributor or its general manager receives a payment of the Distributor’s portion of the Distributors’ Share contrary to the provisions of this paragraph, the Distributor and/or the general manager shall be required to timely return such sums received to the Company; and

5. The terms of this provision shall survive the termination of this Agreement.

DIMAN DISTRIBUTORS INC.

Witness/Date		Corporate

JACK MANNO

Distributor—Individual

NICK DIMARCO

Distributor-Individual

SPECIALTY BEVERAGE AND SUPPLEMENT INC.

/s/ Peter Scalise
	By:	Peter Scalise Office: CEO

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